UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 5, 2010

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors;
       Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Certain Officers.

On January 5, 2010, Comverse Technology, Inc. (the “Company”) and Lance Miyamoto entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which, by mutual agreement, Mr. Miyamoto’s employment as Executive Vice President, Global Head of Human Resources terminated on such date and he was retained as a consultant to the Company, effective immediately.

(e)           Compensatory Arrangements of Certain Officers.

Consulting Agreement

Pursuant to the Consulting Agreement, by mutual agreement, Mr. Miyamoto released all potential claims against the Company and the Company agreed to provide to Mr. Miyamoto the following in connection with the termination of his employment:  (i) his base salary earned but not paid prior to the date of termination and (ii) any amounts earned, accrued or owing to Mr. Miyamoto but not yet paid in respect of employee benefit programs, reimbursement of business expenses and unused vacation days.  In addition, the Company’s Chief Executive Officer will recommend to the Compensation and Leadership Committee of the Company’s Board of Directors that Mr. Miyamoto receive a pro-rata share of the annual bonus Mr. Miyamoto would have earned for fiscal 2009 if he had remained employed through January 31, 2010, if any, based on the Company’s achievement of certain performance goals for fiscal 2009.

Pursuant to the Consulting Agreement, Mr. Miyamoto agreed to devote a substantial portion of his business time to providing consulting and advisory services to the Company for the period January 5, 2010 through July 2, 2010, unless earlier terminated by either party with 30 days’ prior written notice (the “Term”).  During the Term, Mr. Miyamoto will entitled to receive the following: (i) $41,667.66 per month, (ii) reimbursement of customary out-of-pocket business expenses and (iii) a success fee of up to $50,000 based on the achievement of certain objectives to be mutually agreed upon by the Company and Mr. Miyamoto, payable within 30 days after the end of the Term.  In addition, during the Term, Mr. Miyamoto’s outstanding deferred stock units will continue to vest in accordance with their terms.

Voluntary Salary Reductions

On January 8, 2010, consistent with recent corporate cost cutting initiatives, the eight members of the Company’s Senior Leadership Team voluntarily agreed to reduce their annual base salaries from January 11, 2010 until July 11, 2010.  The Company’s Senior Leadership Team is comprised of Andre Dahan, President and Chief Executive Officer, Stephen M. Swad, Executive Vice President and Chief Financial Officer, Dror Bin, Executive Vice President, President, Global Sales of Comverse, Inc., Gabriel Matsliach, Senior Vice President, President, Global Products and Operations of Comverse, Inc., Howard Woolf, Senior Vice President, Global Services of Comverse, Inc., Shefali A. Shah, Acting General Counsel, Lauren Wright, Senior Vice President, Global Business Operations and John Bunyan, Chief Marketing Officer.  During this period, Mr. Dahan’s annual base salary will be reduced by 20% from $1,000,000 to $800,000, and the annual base salary of each other member of the senior leadership team will be reduced 10%, resulting in Mr. Swad’s annual base salary being reduced from $625,000 to $562,500.  Except as described herein, the employment terms and conditions between the Company and each member of the Senior Leadership Team, including Messrs. Dahan and Swad, remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: January 11, 2010	By: /s/ Andre Dahan
Name: Andre Dahan Title: President and Chief Executive Officer